[LETTERHEAD OF AIDMAN, PISER & COMPANY]

August 16, 2004

Office of the Chief Accountant
United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0410

Subject: Auditor Resignation
Company: Resolve Staffing, Inc.
Commission File Number: 0-29485

As of the date of this letter, the client-auditor relations between Resolve Staffing, Inc. and Aidman, Piser & Company, P.A. has ceased.


                                Sincerely yours,
                                Aidman, Piser & Company, P.A.


                                By: /s/ William W. Boughead
                                   ---------------------------------------
                                   William W. Boughead, C.P.A.

Copies to Ronald Heineman, Chief Executive Officer and
          Michael Knox, Chief Financial Officer